POWER OF ATTORNEY

      Know all by these presents, that the undersigned
hereby authorizes Paul Davis, or Richard Morales of
Tessera Technologies, Inc., a Delaware corporation
(the "Company"), or Robert A. Koenig, Esq., Zachary
Hale, Esq., or Vedran I. Busija of Latham & Watkins
LLP, to execute for and on behalf of the undersigned,
in the undersigned's capacity as a director of the
Company, Forms 3, 4 and 5, and any Amendments thereto,
and cause such form(s) to be filed with the United States
Securities and Exchange Commission pursuant to Section 16(a)
of the Securities Exchange Act of 1934, relating to the
undersigned's beneficial ownership of securities in the
Company.  The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights
and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do personally
present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney's-in-fact substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the undersigned's
holdings of, and transactions in, securities issued by the
Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 23rd day of May, 2013.

/s/ Donald E. Stout
Donald E. Stout